UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

ETHEMA HEALTH CORPORATION

f/k/a GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

810 Andrews Avenue Del Ray Beach, Florida 33483
(Address of principal executive offices)

(561) 450 7679
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2017, Delray Andrews RE, LLC (“Delray RE”), a Florida limited liability company and wholly owned subsidiary of Ethema Health Corporation, a Colorado corporation f/k/a/ GreeneStone Healthcare Corporation (the “Company”), entered into a Commercial Contract (the “Contract”) with 45 West 17th Street, LLC, a Florida limited liability company (“Seller”), for the purchase of certain land and building at 45 West 17th Street, Riviera Beach, Florida (the “Property”).

The Contract requires the build-out by Seller of a 20 bed inpatient residential detoxification facility and the obtaining of the requisite construction completion and licensing approvals. The purchase price for the Property is $3,000,000, with $2,000,000 allocated to the build-out, and construction completion and licensing approvals.

Subject to Delray RE’s satisfaction with its due diligence inspections by August 31st and satisfaction of other conditions of closing including obtaining the requisite approvals, the closing is required to take place before an outside date of November 17, 2017. The Contract provides for secured financing to be provided by Seller at closing in the amount of $1,000,000.

The foregoing description of the real estate purchase and sale does not purport to be complete and is qualified in its entirety by reference to the Commercial Contract, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Commercial Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2017

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO

Exhibit No.	Exhibit Description

10.1	Commercial Contract